SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC  20549


                            FORM 8-A/A


           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                        LONGVIEW FIBRE COMPANY
        (Exact Name of Registrant as Specified in Its Charter)

              Washington                              91-0298760

(State of Incorporation or Organization) (I.R.S. Employer Identification no.)



             End of Fibre Way
           Longview, Washington                            98632

  (Address of Principal Executive Offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                Name of Each Exchange on Which
     to be so Registered                Each Class is to be Registered

   Common Share Purchase Rights            New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                None
                          (Title of Class)



          This Amendment No. 1 on Form 8-A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A dated
March 1, 1989 filed by Longview Fibre Company (the "Company"). All capitalized terms not defined herein have the meanings ascribed to such term in the Rights Agreement (as defined herein).

Item 1.  	Description of Securities

         	On December 6, 1996 the Board of Directors of the Company approved an amendment (the "Amendment") to the Rights Agreement dated as of March 1, 1989
(the "Rights Agreement") between the Company and ChaseMellon Shareholder
Services, L.L.C., as successor Rights Agent.

         	Under the Amendment (a) the definition of "Acquiring Person" has been modified to decrease from 20% to 10% the threshold of beneficial ownership at which a Person is deemed to be an Acquiring Person, (b) the definition of
"Offering Person" has been modified to reduce from 30% to 10% the percentage of the outstanding shares of Common Stock for which a tender or exchange offer is made and (c) certain other modifications and technical changes have been made to the Rights Agreement.

         	The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached as
Exhibit 5 hereto and is hereby incorporated herein by reference.

Item 2.  	Exhibits.

    	4    Amendment dated as of December 6, 1996 to Rights Agreement dated as of March 1, 1989 between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent.



                                SIGNATURE

     	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


                                 LONGVIEW FIBRE COMPANY

                               		By:      /s/  LISA J. HOLBROOK
                               		Name:	Lisa J. Holbrook
                               		Title:	Senior Vice President - Finance


Dated:  December 9, 1996